Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 2, 2019, with respect to the financial statements of Darkstar Ventures, Inc. contained in the Registration Statement on Form S-4 and Prospectus.  We consent to the use of the aforementioned report in the Registration Statement on Form S-4 and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Halperin Ilanit.

Certified Public Accountants (Isr.)

Tel Aviv, Israel

October 2, 2019

30 A’arba’a st. A’arba’a towers, Tel Aviv 6473926 | tel. +972-3-9335474 | fax. +972-3-9335466 | www.halperin-cpa.co.il